Exhibit 28(h) 18 under Form N-1A

Exhibit (10) under Item 601/Reg. S-K

Agreement for Administrative Services

EXHIBIT 1

This contract is for federated funds only.

(revised as of 12/2/11)

CONTRACT

DATE INVESTMENT COMPANY

11/1/03 Federated World Investment Series, Inc.

11/1/03 Federated Emerging Market Debt Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

5/29/07 Class F Shares

11/1/03 Federated International Leaders Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

6/15/10 Institutional Shares

11/1/03 Federated International Small-Mid Company Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

3/1/08 Institutional Shares